Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER FISCAL YEAR 2018 RESULTS

Earnings per share of $0.49

Net sales of $479.8 million

Specialty Alloys Operations (SAO) achieves highest first quarter margins in four years

Solid results at Performance Engineered Products (PEP)

PHILADELPHIA — October 26, 2017 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2017.  The Company reported net income of $23.4 million, or $0.49 earnings per share, for the first quarter of fiscal year 2018.

“This was our best first quarter in four years as continued execution of our commercial and manufacturing strategies and improving market conditions drove solid operational performance,” said Tony Thene, Carpenter’s President and CEO. “Our solutions-focused approach is helping our customers win in their markets while improving our product mix. Complementing this growth, the organization-wide implementation of the Carpenter Operating Model is unlocking capacity while simultaneously improving our cost position. At the same time, we are seeing conditions across most of our end-use markets continue to improve, furthering the demand for our solutions. In the Aerospace and Defense end-use market, engine demand remains strong as the new platform ramp continues and we are also benefiting from our broad participation in other attractive Aerospace sub-markets.”

Mr. Thene concluded, “Looking ahead, we want to continue building on the momentum of our solutions-focused commercial approach across our markets and manufacturing execution to drive profitable growth. We believe we have significant opportunities to continue to leverage our strengths as we look to position Carpenter as the irreplaceable solutions provider in evolving technologies like additive manufacturing. We’re off to a great start to fiscal year 2018 and remain focused on best positioning Carpenter to generate sustainable long-term growth and deliver increasing value to shareholders.”

Financial Highlights

	Q1	Q1	Q4
($ in millions)	FY2018	FY2017	FY2017
Net Sales	$479.8	$389.0	$507.7
Net Sales Excluding Surcharge (a)	$409.8	$339.8	$438.9
Operating Income	$41.7	$1.4	$44.6
Operating Income Excluding Pension EID and Special Items (a)	$42.2	$9.0	$53.4
Net Income (Loss)	$23.4	$(6.2)	$25.5
Cash (Used For) Provided from Operating Activities	$(7.4)	$4.1	$94.0
Free Cash Flow (a)	$(44.9)	$(31.0)	$64.6

(a) Non-GAAP financial measure explained in attached schedules

Net sales for the first quarter of fiscal year 2018 were $479.8 million compared with $389.0 million in the first quarter of fiscal year 2017, an increase of $90.8 million (or 23.3 percent), on 16.9 percent higher volume.  Net sales excluding surcharge were $409.8 million, an increase of $70.0 million (or 20.6 percent) from the same period a year ago.

Operating income was $41.7 million compared to $1.4 million in the prior year period. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $42.2 million, compared to $9.0 million in the prior year period.  These results primarily reflect higher sales and improved mix compared to the same quarter a year ago, stronger market conditions as well as the continued positive impact of the Carpenter Operating Model.

Cash used for operating activities in the first quarter of fiscal year 2018 was $7.4 million, compared to cash provided from operating activities of $4.1 million in the same quarter last year.  The decrease in operating cash flow was primarily related to higher working capital levels to support improving market conditions.

Free cash flow in the first quarter of fiscal year 2018 was negative $44.9 million, compared to negative free cash flow of $31.0 million in the same quarter last year. Capital expenditures were $28.9 million in the first quarter of fiscal year 2018 compared to $26.6 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $415.5 million at the end of the first quarter of fiscal year 2018.  This consisted of $24.9 million of cash and $390.6 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, October 26th at 10:00 a.m. ET, to discuss the financial results and operations for the first quarter of fiscal 2018. Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, nickel and cobalt based superalloys, stainless steels, alloy steels and tool steels. Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets. Building on its history of innovation, Carpenter’s powder technology capabilities support a range of next-generation products and manufacturing techniques, including additive manufacturing and 3D Printing. Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2017 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016

NET SALES	$479.8	$389.0
Cost of sales	394.2	343.0
Gross profit	85.6	46.0

Selling, general and administrative expenses	43.9	44.6
Operating income	41.7	1.4

Interest expense	(7.2)	(7.3)
Other income, net	0.7	0.6

Income (loss) before income taxes	35.2	(5.3)
Income tax expense	11.8	0.9

NET INCOME (LOSS)	$23.4	$(6.2)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.49	$(0.13)
Diluted	$0.49	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.1	46.9
Diluted	47.3	46.9

Cash dividends per common share	$0.18	$0.18

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$23.4	$(6.2)
Adjustments to reconcile net income (loss) to net cash (used for) provided from operating activities:
Depreciation and amortization	28.7	28.9
Deferred income taxes	0.6	37.5
Net pension expense	3.6	16.8
Share-based compensation expense	4.2	3.0
Loss on disposals of property and equipment	0.1	0.1
Changes in working capital and other:
Accounts receivable	(1.2)	13.2
Inventories	(46.3)	(33.5)
Other current assets	(9.0)	(44.6)
Accounts payable	15.9	(0.7)
Accrued liabilities	(21.7)	(10.5)
Pension plan contributions	(4.2)	—
Other postretirement plan contributions	(0.5)	(1.4)
Other, net	(1.0)	1.5
Net cash (used for) provided from operating activities	(7.4)	4.1
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(28.9)	(26.6)
Net cash used for investing activities	(28.9)	(26.6)
FINANCING ACTIVITIES:
Credit agreement borrowings, net	3.3	—
Dividends paid	(8.6)	(8.5)
Proceeds from stock options exercised	1.4	0.3
Other	(0.2)	(0.2)
Net cash used for financing activities	(4.1)	(8.4)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	(0.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(41.4)	(31.1)
Cash and cash equivalents at beginning of period	66.3	82.0
Cash and cash equivalents at end of period	$24.9	$50.9

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$24.9	$66.3
Accounts receivable, net	294.6	290.4
Inventories	737.3	690.4
Other current assets	54.9	46.5
Total current assets	1,111.7	1,093.6
Property, plant and equipment, net	1,308.7	1,316.8
Goodwill	263.4	263.4
Other intangibles, net	63.2	64.9
Deferred income taxes	7.5	7.6
Other assets	138.0	131.8
Total assets	$2,892.5	$2,878.1

LIABILITIES
Current liabilities:
Credit agreement borrowings	$3.3	$—
Current portion of long-term debt	55.0	55.0
Accounts payable	212.5	201.1
Accrued liabilities	110.8	139.9
Total current liabilities	381.6	396.0
Long-term debt, net of current portion	549.8	550.0
Accrued pension liabilities	372.1	378.3
Accrued postretirement benefits	123.3	122.6
Deferred income taxes	191.4	184.8
Other liabilities	43.3	47.8
Total liabilities	1,661.5	1,679.5

STOCKHOLDERS’ EQUITY
Common stock	277.0	276.7
Capital in excess of par value	289.9	284.8
Reinvested earnings	1,336.6	1,321.8
Common stock in treasury, at cost	(341.4)	(341.6)
Accumulated other comprehensive loss	(331.1)	(343.1)
Total stockholders’ equity	1,231.0	1,198.6
Total liabilities and stockholders’ equity	$2,892.5	$2,878.1

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016
Pounds sold (000):
Specialty Alloys Operations	61,190	52,360
Performance Engineered Products	3,526	2,414
Intersegment	(1,370)	(594)
Consolidated pounds sold	63,346	54,180

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$325.6	$266.0
Surcharge	71.2	49.1
Specialty Alloys Operations net sales	396.8	315.1

Performance Engineered Products
Net sales excluding surcharge	100.5	78.3
Surcharge	0.2	0.2
Performance Engineered Products net sales	100.7	78.5

Intersegment
Net sales excluding surcharge	(16.3)	(4.5)
Surcharge	(1.4)	(0.1)
Intersegment net sales	(17.7)	(4.6)

Consolidated net sales	$479.8	$389.0

Operating income:
Specialty Alloys Operations	$50.5	$25.0
Performance Engineered Products	5.3	(2.8)
Corporate costs	(12.9)	(13.8)
Pension earnings, interest and deferrals	(0.5)	(7.1)
Intersegment	(0.7)	0.1
Consolidated operating income	$41.7	$1.4

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE,	Three Months Ended
PENSION EARNINGS, INTEREST AND DEFERRALS	September 30,
AND SPECIAL ITEMS	2017	2016

Net sales	$479.8	$389.0
Less: surcharge	70.0	49.2
Consolidated net sales excluding surcharge	$409.8	$339.8

Operating income	$41.7	$1.4
Pension earnings, interest and deferrals	0.5	7.1
Operating income excluding pension earnings, interest and deferrals	42.2	8.5

Special items:
Pension curtailment charge	—	0.5
Operating income excluding pension earnings, interest and deferrals and special items	$42.2	$9.0

Operating margin	8.7%	0.4%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	10.3%	2.6%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended September 30, 2017, as reported	$35.2	$(11.8)	$23.4	$0.49

Special items:
None reported
Total impact of special items	—	—	—	—

Three months ended September 30, 2017, as adjusted	$35.2	$(11.8)	$23.4	$0.49

* Impact per diluted share calculated using weighted average common shares outstanding of 47.3 million for the three months ended September 30, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	(Loss) Income Before Income Taxes	Income Tax Benefit (Expense)	Net (Loss) Income	(Loss) Earnings Per Diluted Share**

Three months ended September 30, 2016, as reported	$(5.3)	$(0.9)	$(6.2)	$(0.13)

Special items:
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item*	—	2.1	2.1	0.04
Total impact of special items	0.5	2.0	2.5	0.05

Three months ended September 30, 2016, as adjusted	$(4.8)	$1.1	$(3.7)	$(0.08)

* Discrete income tax charge recorded during the three months ended September 30, 2016 as a result of reduced tax benefits claimed in prior years in connection with the Company’s $100 million voluntary pension contribution paid in October 2016.

** Impact per diluted share calculated using weighted average common shares outstanding of 46.9 million for the three months ended September 30, 2016.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
FREE CASH FLOW	2017	2016

Net cash (used for) provided from operating activities	$(7.4)	$4.1
Purchases of property, equipment and software	(28.9)	(26.6)
Dividends paid	(8.6)	(8.5)

Free cash flow	$(44.9)	$(31.0)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2017	2016
End-Use Market Excluding Surcharge:
Aerospace and Defense	$215.6	$173.3
Energy	28.8	25.7
Transportation	30.6	30.6
Medical	33.4	23.0
Industrial and Consumer	71.7	59.3
Distribution	29.7	27.9

Consolidated net sales excluding surcharge	409.8	339.8

Surcharge	70.0	49.2

Consolidated net sales	$479.8	$389.0